                                                                    EXHIBIT 99.2

February 20, 2003

Mr. Robert L. Collins
13815 Pegasus Road
Cypress, Texas 77429

Dear Robert,

Please accept this letter as an offer of employment with ECC International Corp.
for the position of Chief  Executive  Officer  (CEO).  This position  reports to
ECC's Board of  Directors  and has an  annualized  pay of  $200,000.  A detailed explanation of ECC's benefits is provided in the attached benefit summary.

In addition to these benefits, you will be provided with a stock option grant of
50,000 shares at the price per share on your first day of  employment  with ECC.
These shares will vest over a four-year period at 25% per year. You will also be eligible  for a monetary  bonus with a target  range of 0% to 50% of your annual salary. This fiscal year 2003 bonus will be pro-rated, based on your tenure with
ECC,  and will  only be paid  should  ECC meet  financial  goals  set  forth and approved by the Board of Directors for FY `03.

We will pay reasonable and customary  relocation  expenses that include the real estate commission you incur in the sale of your current residence, out of pocket expenses to move to Orlando,  the actual costs for a moving company to move your belongings from Cypress, Texas to Orlando and your closing costs associated with the purchase of a home in Orlando.  These relocation  expenses are not to exceed
$50,000.  Your reimbursement  will be grossed up for tax purposes.  ECC will pay for  temporary  housing  (rent,  utilities,  cable and  phone) for up to six (6)
months while you search for suitable  housing in the Orlando  area. In addition,
ECC will provide you with up to six (6) round trip airline tickets for travel to your home in Texas in preparation for your move during your first six (6) months of employment.

ECC will provide you with six (6) months of severance should you be removed from your  position  for reasons  other than cause  (cause  shall  include but not be limited to, any willful misconduct by you which affects the business  reputation of ECC or willful  failure  to perform  your  material  responsibilities  to the
Company  (including,   without  limitation,  breach  of  any  provision  of  any
nondisclosure,  non-competition or other similar agreement between you and ECC), or should your position be eliminated or significantly altered in the event of a

Change in Control  (change in control  shall mean any  company  sale,  merger or consolidation;  significant  alteration  shall  mean:  termination,  demotion or relocation of the company's  offices  outside of a twenty-five  (25) mile radius from its current location).

Severance  payments  (less  applicable  deductions  for social  security,  group medical and dental premiums, payroll and other applicable taxes) will be made in accordance with ECC's payroll procedures at your current base salary at the time of termination commencing with the month immediately succeeding the month during which the termination occurred.  Your employee group medical and dental benefits will be continued  for a period of 6 months as well,  commencing  with the month immediately  succeeding  the month during which the  termination  occurred.  All stock  options  granted  but not  vested  as of the  time of  termination  shall automatically vest and be immediately  exercised in full should termination be a result of a Change in Control.  This immediate vesting shall take place provided that any such  acceleration  of  vesting  is  subject  to the terms of any stock option plan under which such stock options are granted.

I look  forward to having you join us on Tuesday,  March 4, 2003. I am confident that your  well-rounded  experience will benefit us as we continue to be a world leader in the design and development of training simulators.

If you have any questions, please do not hesitate to call me at (503) 699-2931.

Sincerely,

Merrill A. McPeak
Chairman of the Board

I accept the position as offered above.

/s/ Robert L. Collins                           2/21/2003
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Robert L. Collins                               Date